Exhibit 99.2

LiveOne to Announce Fiscal 2023 Third Quarter Financial Results and Host Investor Webcast on February 9, 2023

Investor Webcast on Thursday, February 9, 2023 at 10:30 a.m. ET/7:30 a.m. PT

LOS ANGELES, CA – February 2, 2023 -- LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment and technology platform, plans to announce its operating and financial results for the fiscal 2023 third quarter ended December 31, 2022 on Thursday, February 9, 2023.

LiveOne's senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 10:30 a.m. ET / 7:30 a.m. PT on Thursday, February 9, 2023.

Conference Call and Webcast

WHEN: Thursday, February 9th
TIME: 10:30 AM ET / 7:30 AM PT
DIAL-IN (Toll Free): 844-200-6205
DIAL IN NUMBER (Local): 646-904-5544
ACCESS CODE: 865617
REPLAY NUMBER: 866-813-9403 / ACCESS CODE: 378742

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne's website at Events | LiveOne.

The webcast can also be accessed at: https://events.q4inc.com/attendee/701085914

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the "Company") is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company was awarded Best Live Moment by Digiday for its “Social Gloves” PPV Event, and has been a finalist for 8 more awards, including Best Live Event, Best Virtual Event, Best Overall Social Media Excellence, and Best Original Programming from Cynopsis and Digiday. As of January 17, 2023, the Company has accrued a paid and free ad-supported membership base of 2.73 million**, streamed over 2,900 artists, has a library of 30 million songs, 600 curated radio stations, over 300 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, released music-related NFTs, and created a valuable connection between fans, brands, and bands. The Company's wholly-owned subsidiaries include Slacker Radio, React Presents, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, LiveXLive, PPVOne and PodcastOne, which generates more than 2.48 billion downloads per year and 300+ episodes distributed per week across its stable of top-rated podcasts. LiveOne is available on iOS, Android, Roku, Apple TV, Amazon Fire, and through OTT, STIRR, and XUMO. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, and Twitter at @liveone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are "forward-looking statements," which may often, but not always, be identified by the use of such words as "may," "might," "will," "will likely result," "would," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company's reliance on one key customer for a substantial percentage of its revenue; the Company's ability to consummate any proposed financing, acquisition, spin-out, special dividend, distribution or transaction, including the proposed special dividend and spin-out of PodcastOne, Slacker or its pay-per-view business, the timing of the consummation of such proposed event, including the risks that a condition to consummation of such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne's or Slacker’s ability to list on a national exchange; the Company's ability to continue as a going concern; the Company's ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company's intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company's ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management's relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company's subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the "SEC") on June 29, 2022, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed with the SEC on November 17, 2022, and in the Company's other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**	Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members.

LiveOne IR Contact:

(310) 601-2505
ir@liveone.com

Press Contact:

LiveOne
press@liveone.com